UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022 (November 30, 2022)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38839	82-5325852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2022, the Board of Directors (the “Board”) of Shift Technologies, Inc. (the “Company”), by unanimous written consent and pursuant to the recommendation of all of the members of the Leadership Development, Compensation and Governance Committee of the Company, elected Jeff Clementz, Chief Executive Officer, to serve as a Class II director of the Company. In accordance with the previously disclosed Third Amendment to the Employment Agreement with Mr. Clementz, amending that certain Employment Agreement by between Shift Platform, Inc., a wholly-owned subsidiary of the Company, and Mr. Clementz dated as of September 27, 2021, as amended on February 24, 2022 and May 12, 2022 (collectively, the “Clementz Agreement”), Mr. Clementz will serve as a director of the Company and will be included as a nominee for election as a director at each applicable annual stockholder meeting during the term of the Clementz Agreement.

There are no family relationships between Mr. Clementz and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Clementz is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Clementz Agreement, Mr. Clementz will not be entitled to further compensation with respect to his service as a director on the Board and as a director and/or officer of affiliates of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: December 5, 2022	By:	/s/ Oded Shein
	Name:	Oded Shein
	Title:	Chief Financial Officer

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